EXHIBIT 10.13.2

AMENDMENT NUMBER 8
TO THE
INTERNATIONAL PAPER COMPANY
PENSION RESTORATION PLAN
FOR SALARIED EMPLOYEES
(As last amended and restated effective January l, 2009)

    WHEREAS, International Paper Company (the ·'Company") maintains the International Paper Company Pension Restoration Plan for Salaried Employees, as last amended and restated effective as of January I, 2009 (the "Plan");

    WHEREAS, pursuant to Section 5.02 of the Plan, the Company reserves the right to amend, modify or terminate the Plan at any time;

    WHEREAS. the Company desires to amend the Plan to provide for a limited cash-out of accrued benefits under the Plan;

    NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2023, as follows:
    1. A new Section 4.08 is hereby added to the Plan as follows:

    4.08.    Limited Cash-Out. For any Eligible Participant, at any time (before, on or after payments otherwise commence to such Eligible Participant under the Plan), the Plan Administrator shall have the discretion to require a mandatory lump sum payment of the present value of the Eligible Participant's benefit under the Plan, provided such amount does not exceed the applicable dollar amount under Section 402(g)(l)(B) of the Code as in effect for the year in which such payment occurs. Any such exercise of discretion shall be evidenced in writing prior to the date on which such payment occurs. The payment must result in the termination and liquidation of the entirety of the Participant's benefit under the Plan, including all agreements, methods. programs or other arrangements with respect to which deferrals- of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section l .409A-l (c)(2) of the Treasury Regulations. For purposes of calculating the present value of a Participant's benefit under the Plan, the same actuarial factors used to calculate mandatory lump sum distributions under the Pension Plan shall be applied.

    2. In all respects not amended, the Plan is hereby ratified and confirmed.

[Signature Page Follows]

EXHIBIT 10.13.2

IN WITNESS WHEREOF, this Amendment has been executed on this 29th day of
November, 2022.

INTERNATIONAL PAPER COMPANY

By:	/s/ J. Nicole Cody
Title: Director, Global Compensation and Benefits, and Plan Administrator of the international Paper Company Pension Restoration Plan for Salaried Employees